UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

SINO AGRO FOOD, INC.

(Exact name of small business issuer as specified in its charter)

Commission File No.000-54191

Nevada (State or other Jurisdiction of Incorporation or Organization)	33-1219070 (I.R.S. Employer Identification No.)

Room 3711, China Shine Plaza No. 9 Lin He Xi Road Tianhe County Guangzhou City P.R.C.	510610
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (860) 20 22057860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 19, 2012, Sino Agro Food, Inc., a Nevada corporation (the “Company”), issued a press release therein announcing that the Company has amended the procedure relating to Company’s dividend of Series F Non-Convertible Preferred Stock to common stockholders of record as of September 28, 2012 as previously announced by the Company through a press release issued on August 22, 2012 and a Form 8-K filed with the Securities and Exchange Commission on August 22, 2012.

As explained in the press release, a copy of which is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein, the Company has adopted an alternative means of verifying ownership of its common stock for purposes of distributing its declared dividend made on August 22, 2012, removing the requirement for the Company’s stockholders to register for dividend payment by submitting “Statement of Ownership” forms. The new means of verifying common stock ownership does not require any action on the part of stockholders, their nominees, brokers, banks, etc.

All other matters related to the dividend remain in effect.

The information in this Current Report furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report in not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No:	Description:
99.1	Press Release, dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO AGRO FOOD, INC.

Date: September 19, 2012	BY:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chairman and Chief Executive Officer